UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

 FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 1, 2007

World Energy Solutions, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	333-136528	04-3474959
(State or Other Juris- diction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

446 Main Street Worcester, Massachusetts	01608
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (508) 459-8100

n/a
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.                      Completion of Acquisition or Disposition of Assets.

On June 1, 2007, World Energy Solutions, Inc.  (the “Company”) acquired substantially all of the assets of Energy Gateway, LLC, an Ohio limited liability company, pursuant to the Asset Purchase Agreement with EnergyGateway and its members dated May 23, 2007.  The Company paid approximately $4.95 million in cash and issued 5.375 million shares of its common stock to EnergyGateway as consideration in the transaction.  2.175 million of the shares that the Company paid to EnergyGateway in connection with this transaction are being held in escrow for 18 months following the closing to secure various indemnification obligations of EnergyGateway and its members.

Item 8.01.                      Other Events.

On June 4, 2007, the Company announced that it has acquired substantially all of the assets of EnergyGateway, LLC.

The full text of the press release issued in connection with the announcement is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.                      Financial Statements and Exhibits.

(a)(b)               Financial Statements

The financial statements required by this item will be filed by amendment not later than 71 calendar days after the date this initial report is required to be filed.

(d)                    Exhibits

         See Exhibit Index attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORLD ENERGY SOLUTIONS, INC.

Date: June 5, 2007	By:	/s/ James Parslow
James Parslow
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release issued by the company on June 4, 2007.